UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 26, 2016

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) was convened and immediately adjourned to allow share owners sufficient time to review the amended annual report on Form 10-K for the year ended December 31, 2015. The adjourned Annual Meeting was reconvened on May 26, 2016.  The following proposals were submitted to a vote by the share owners:

Proposal 1 — Election of Directors:

Each of the nominees for a one-year term on the Company’s Board of Directors was elected by vote of the share owners as follows:

	Aggregate Vote
Name	For	Withheld	Broker Non-Votes
Gary F. Colter	113,191,151	18,457,612	8,480,096
Joseph J. DeAngelo	130,064,499	1,584,264	8,480,096
Gordon J. Hardie	128,964,069	2,684,694	8,480,096
Peter S. Hellman	110,847,177	20,801,586	8,480,096
Anastasia D. Kelly	118,402,463	13,246,300	8,480,096
Andres A. Lopez	130,513,771	1,134,992	8,480,096
John J. McMackin, Jr.	113,897,677	17,751,086	8,480,096
Alan J. Murray	128,891,996	2,756,767	8,480,096
Hari N. Nair	120,978,313	10,670,450	8,480,096
Hugh H. Roberts	114,044,327	17,604,436	8,480,096
Carol A. Williams	124,557,775	7,090,988	8,480,096
Dennis K. Williams	113,107,896	18,540,867	8,480,096

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm:

The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

135,444,995	3,235,790	1,448,074	0

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation:

The compensation for the Company’s named executive officers was approved by advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

111,961,015	18,292,032	1,395,716	8,480,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 26, 2016	By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Chief Financial Officer